Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-216310) of Tampa Electric Company and in the related Prospectus of our report dated February 19, 2019, with respect to the consolidated financial statements and financial statement schedule of Tampa Electric Company in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

February 19, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-216310) of Tampa Electric Company of our report dated February 9, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Certified Public Accountants

Tampa, Florida

February 19, 2019